SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

July 21, 2003 (July 21, 2003)

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

001-15143	91-1039211
(Commission File Number)	(I.R.S. Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of Principal Executive Offices) (ZIP Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

On July 18, 2003, IMPCO Technologies, Inc. (“Impco” or the “Registrant”) entered into a Loan and Security Agreement (the “Security Agreement”), by and among Impco, LaSalle Business Credit, LLC (“LaSalle”), and other financial institutions which from time to time become parties to the Security Agreement. In connection with the Security Agreement, Impco executed a Revolving Promissory Note (the “Revolving Note”) payable to the order of LaSalle in the principal amount of $12,000,000.00. The Revolving Note is payable in full on July 18, 2006.

On July 18, 2003, Impco entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Bison Structured Equity Partners, LLC (“Bison”) whereby Impco agreed to sell to Bison, and Bison agreed to buy from Impco, a senior subordinated promissory note (the ”Note”). The principal amount of the Note is $20,000,000 and is due on July 18, 2007. The total consideration paid in exchange for the Note is $17,250,000. Under the Purchase Agreement, Impco also agreed to sell, and Bison agreed to buy, a warrant (the “Warrant”) to purchase 500,000 shares of Impco Common Stock.

These transactions were funded and closed on July 21, 2003. Impco announced these transactions in the press release attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.70	Revolving Promissory Note, dated as of July 18, 2003, executed by the Registrant in favor of LaSalle Business Credit, LLC.

10.71	Loan and Security Agreement, dated as of July 18, 2003, between the Registrant and LaSalle Business Credit, LLC.

10.72	Securities Purchase Agreement, dated as of July 18, 2003, between the Registrant and Bison Structured Equity Partners, LLC.

10.73	Pledge Agreement, dated as of July 18, 2003, between the Registrant and Bison Structured Equity Partners, LLC.

10.74	Warrant Agreement, dated as of July 18, 2003, between the Registrant and Bison Structured Equity Partners, LLC.

10.75	Senior Secured Subordinated Promissory Note, dated as of July 18, 2003, executed by the Registrant in favor of Bison Capital Structured Equity Partners, LLC.

99.1	Press Release, dated July 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

/s/ ROBERT M. STEMMLER
Robert M. Stemmler
Chief Executive Officer

DATE: July 29, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

10.70	Revolving Promissory Note, dated as of July 18, 2003, executed by the Registrant in favor of LaSalle Business Credit, LLC.

10.71	Loan and Security Agreement, dated as of July 18, 2003, between the Registrant and LaSalle Business Credit, LLC.

10.72	Securities Purchase Agreement, dated as of July 18, 2003, between the Registrant and Bison Structured Equity Partners, LLC.

10.73	Pledge Agreement, dated as of July 18, 2003, between the Registrant and Bison Structured Equity Partners, LLC.

10.74	Warrant Agreement, dated as of July 18, 2003, between the Registrant and Bison Structured Equity Partners, LLC.

10.75	Senior Secured Subordinated Promissory Note, dated as of July 18, 2003, executed by the Registrant in favor of Bison Capital Structured Equity Partners, LLC.

99.1	Press Release, dated July 21, 2003.